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                      HOLLYWOOD ENTERTAINMENT CORPORTATION
                Computation of Ratio of Earnings to Fixed Charges


                                                                                                                3 Months Ended
                                                                  Year Ended December 31,                          March 31,
                                                     1994        1995        1996     1997(1)     1998(2)        1998     1999(3)
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
Computation of Ratio of Earnings to Fixed Charges

Pre-tax income (loss) from continuing
  operations                                       12,502      18,661      34,282       9,343     (69,665)     12,771       3,778

Fixed Charges:
Deferred financing cost                                 -           -           -         603       1,462         365         374
Interest Expense                                      795         490       4,339      13,806      31,893       6,745       9,245
Rental Expense (1/3)                                3,100       8,433      18,033      31,991      51,584      11,362      15,728
Capitalized Interest                                                          458         734       1,277         304         277
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total fixed charges                                 3,895       8,923      22,830      47,134      86,216      18,776      25,624
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------

Earnings before income taxes and fixed
charges
excluding capitalized interest                     16,397      27,584      56,654      55,734      15,274      31,243      29,125
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------

Ratio of earnings to fixed charges                   4.21        3.09        2.48        1.18        0.18        1.66        1.14
                                               ==========  ==========  ==========  ==========  ==========  ==========  ==========


(1)  Computation of pro-forma ratio of earnings to fixed changes adjusted for litigation settlement, write-off of obsolete video game inventory and failed self-tender offer costs.
     Fixed charges as above                                                                                                47,134
                                                                                                                       ----------

     Earnings before income taxes and fixed charges excluding capitalized interest                                         55,734

          Adjustments:
          Increase assuming lack of litigation settlement                                                                  18,874
          Increase assuming no inventory write-off                                                                          6,798
          Increase assuming no failed self-tender offer                                                                     4,604
                                                                                                                       ----------
                                                                                                                           86,010
                                                                                                                       ----------

     Pro forma ratio of earnings to fixed charges, as adjusted                                                               1.83

(2)  Computation of Pro forma ratio of earnings to fixed charges adjusted for inventory write-off and the write-off of purchased research and development costs and goodwill amortization associated with the Reel.com acquisition.
     Fixed charges, as above                                                                                               86,216
                                                                                                                       ----------

     Earnings before income taxes and fixed charges excluding capitalized interest                                         15,274

          Adjustments:
          Increase assuming no inventory write-off                                                                         99,910
          Increase assuming no write-off of purchased research and development cost                                         1,900
          Increase assuming lack of Reel.com goodwill amortization                                                         12,545
                                                                                                                       ----------
                                                                                                                          129,629
                                                                                                                       ----------

     Pro forma ration of earnings to fixed charges, as adjusted                                                              1.50

(3)  Computation of Pro-forma ratio of earnings to fixed charges adjusted for
     the amortization of Reel.com goodwill Fixed charges, as above                                                         25,624
                                                                                                                       ----------

     Earnings before income taxes and fixed charges excluding capitalized interest                                         29,125

          Adjustments:
          Increase assuming lack of Reel.com goodwill amortization                                                         12,543
                                                                                                                       ----------
                                                                                                                           41,668
                                                                                                                       ----------

     Pro forma ration of earnings to fixed charges, as adjusted                                                              1.63
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